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                            GLOBAL CUSTODY AGREEMENT



         This AGREEMENT is effective September 7, 2001, and is between THE CHASE MANHATTAN BANK ("Bank") and J.P. MORGAN INSTITUTIONAL FUNDS ("Customer").

1.       CUSTOMER ACCOUNTS.

         Bank, acting as "Securities Intermediary" (as defined in Section 15(g) hereof) shall establish and maintain the following accounts ("Accounts"):

         (a) a Custody Account (as defined in Section 15(b) hereof) in the name of Customer for Financial Assets, which shall, except as modified by Section 15(d) hereof, mean stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3 hereof) for the account of Customer, including as an "Entitlement Holder" as defined in Section 15(c) hereof); and

         (b) an account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

         Customer warrants its authority to: 1) deposit the cash and Financial Assets (collectively "Assets") received in the Accounts and 2) give Instructions (as defined in Section 11 hereof) concerning the Accounts. Bank may deliver Financial Assets of the same class in place of those deposited in the Custody Account.

         Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2.       MAINTENANCE OF FINANCIAL ASSETS AND CASH AT BANK AND SUBCUSTODIAN
LOCATIONS.

         Unless Instructions specifically require another location acceptable to
Bank:

         (a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets is located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

         (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

         Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its

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"Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

         If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.       SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

         Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements
("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Financial Assets in their account with any securities depository in which they participate.

         Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule A, but in no case will such amendment be effective prior to the funds actual receipt of such notice.. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.       USE OF SUBCUSTODIAN.

         (a) Bank shall identify the Assets on its books as belonging to Customer.

         (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

         (c) Any Financial Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

         (d) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets shall provide (i) for indemnification or insurance arrangements (or any combination) that will adequately protect the Customer against the risk of loss of Assets held in accordance with the Agreement; (ii) such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws; (iii) that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying such Assets as belonging to the customer or as being held by Bank for the benefit of its customer; (v) that the customer's independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Customer will receive periodic reports with respect to the safekeeping of Customer's assets , including notification of any transfer to or from Customer's account or a third party account containing assets held for the benefit of the Customer. Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.


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5.       DEPOSIT ACCOUNT TRANSACTIONS.

         (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

         (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

         (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.       CUSTODY ACCOUNT TRANSACTIONS.

         (a) Financial Assets shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Financial Assets to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Financial Assets out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to Bank.

         (b) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Financial Assets with respect to any sale, exchange or purchase of Financial Assets. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Financial Assets are actually received by Bank and reconciled to the Account.

                  (i) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction.

                  (ii) If any Financial Assets delivered pursuant to this
         Section 6 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

7.       ACTIONS OF BANK.

         Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

         (a) Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is aware of such opportunities. Bank is deemed to be aware for purposes of this

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Agreement upon publication of notice of such opportunities in a publication identified on Exhibit 1, as such Exhibit may be amended from time to time by mutual agreement.

         (b) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Financial Assets.

         (c) Exchange interim receipts or temporary Financial Assets for definitive Financial Assets.

         (d) Appoint brokers and agents for any transaction involving the Financial Assets, including, without limitation, Affiliates of Bank or any Subcustodian.

         (e) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless Customer sends Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, Customer shall be deemed to have approved such statement. In such event, or where Customer has otherwise approved any such statement, Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where Customer and all persons having or claiming an interest in Customer or Customer's Accounts were parties.

         All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Bank has agreed to take any action hereunder.

8.       CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

         (a) CORPORATE ACTIONS. Whenever Bank receives information concerning the Financial Assets which requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from Customer or its Authorized Person (as defined in Section 10 hereof), but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

         (b) PROXY VOTING. Bank shall provide proxy voting services for securities held outside the United States, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank). The Banks shall with respect to domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in

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the Customer or one of its series, or a nominee of such, all proxies it receives, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Customer such proxies, all proxy soliciting materials and all notices relating to such securities.

         (c) TAX RECLAIMS.

         (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Customer's benefit which Bank believes may be available to Customer.

         (ii) The provision of tax reclaim services by Bank is conditional upon Bank's receiving from Customer or, to the extent the Financial Assets are beneficially owned by others, from each beneficial owner, A) a declaration of the beneficial owner's identity and place of residence and (B) certain other documentation (PRO FORMA copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, Bank shall be unable to provide tax reclaim services.

         (iii) Bank shall not be liable to Customer or any third party for any taxes, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond Bank's control.

         (iv) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at Bank's absolute discretion, supplement or amend the markets in which tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

         (v) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the securities and/or cash held for Customer.

         (vi) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank's affiliates); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank had performed such services.

         (d) TAX OBLIGATIONS.

         (i) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

         (ii) If Bank does not receive appropriate declarations, documentation and information then additional United Kingdom taxation shall be deducted from all income received in respect of the Financial Assets issued outside the United Kingdom and any applicable United States withholding tax shall be deducted from income received from the Financial Assets.

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         Customer shall provide to Bank such documentation and
         information as Bank may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

         (iii) Customer shall be responsible for the payment of all taxes relating to the Financial Assets in the Custody Account, and Customer agrees to pay, indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in, or failure by, Bank (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to the Deposit Account, whether such failure or delay by Bank to pay, withhold or report tax or income is the result of
         (x) Customer's failure to comply with the terms of this paragraph, or
         (y) Bank's own acts or omissions; provided however, Customer shall not be liable to Bank for any penalty or additions to tax due as a result of Bank's failure to pay, withhold or report tax or to report interest, dividend or other income paid or credited to the Deposit Account solely as a result of Bank's negligent acts or omissions.

9.       NOMINEES.

         Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account.

10.      AUTHORIZED PERSONS.

         As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.      INSTRUCTIONS.

         The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. The term "Instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stocks, bonds and other Financial Assets or to transfer funds in the Deposit Account.

         Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such


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confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

12.      STANDARD OF CARE; LIABILITIES.

         (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

                  (i) Notwithstanding any other provisions of this Agreement, Bank's responsibilities shall be limited to the exercise of reasonable care with respect to its obligations hereunder. Bank shall only be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets where such loss results directly from the failure by the Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in its local market or from the willful default of such Subcustodian in the provision of custodial services by it. In the event of any loss to Customer which is compensable hereunder (I.E. a loss arising by reason of willful misconduct or the failure of Bank or its Subcustodian to use reasonable care), Bank shall be liable to Customer only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions and services contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action.

                  (ii) Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank. Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

                  (iii) (A) Customer shall indemnify and hold Bank and its directors, officers, agents and employees (collectively the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which Bank is authorized to rely pursuant to the terms of this Agreement. (B) In addition to and not in limitation of the preceding subparagraph, Customer shall also indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of Bank's performance under this Agreement, provided the Indemnitees have acted with reasonable care and have not engaged in willful misconduct. (C) In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed. Customer shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Bank in connection with the transactions and services contemplated hereby and the relationship established hereby even if Customer has been advised as to the possibility of the same and regardless of the form of the action.


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                  (iv) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses, with respect to income from or Assets in the Accounts.

                  (v) Bank shall be entitled to rely, and may act, upon the advice of counsel reasonably acceptable to the Fund on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

                  (vi) Bank need not maintain any insurance for the benefit of Customer.

                  (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or
         2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

                  (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         (b) Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

                  (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;

                  (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets;

                  (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof;

                  (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Financial Assets are delivered or payments are made pursuant hereto; and

                  (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.

         (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein.

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13.      FEES AND EXPENSES.

         Customer shall pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof.

14.      MISCELLANEOUS.

         (a) CERTIFICATION OF RESIDENCY, ETC. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

         (b) ACCESS TO RECORDS. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of Customer's books and records.

         (c) GOVERNING LAW; SUCCESSORS AND ASSIGNS; IMMUNITY; CAPTIONS. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

         (d) ENTIRE AGREEMENT; APPLICABLE RIDERS. Customer represents that the Assets deposited in the Accounts are (Check one):

           X   Investment Company assets subject to certain U.S. Securities and
          ---
               Exchange Commission rules and regulations;

                Other (specify)
          ----

         This Agreement consists exclusively of this document together with Schedules A and B, Exhibits I - _______ and the following Rider(s) [Check applicable rider(s)]:

          X    INVESTMENT COMPANY
         ---

          X    PROXY VOTING
         ---

          X    SPECIAL TERMS AND CONDITIONS
         ---

         There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

         (e) SEVERABILITY. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity,

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legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

         (f) WAIVER. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (g) REPRESENTATIONS AND WARRANTIES. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Financial Assets and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder, (B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

         (h) NOTICES. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, Attention:
Global Investor Services, Investment Management Group; and (b) Customer: J.P. MORGAN INSTITUTIONAL FUNDS c/o J.P. Morgan Fleming Asset Management 522 Fifth Avenue, New York, New York 10036, Attention: Joseph J. Bertini.

         (i) TERMINATION. This Agreement may be terminated by Customer or Bank by giving sixty (60) days' written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

         (j) MONEY LAUNDERING. Customer warrants and undertakes to Bank for itself and its agents that all Customer's customers are properly identified in accordance with U.S. Money Laundering Regulations as in effect from time to time.

         (k) IMPUTATION OF CERTAIN INFORMATION. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.

15.      DEFINITIONS.


         As used herein, the following terms shall have the meaning hereinafter stated:

a) "Certificated Security" shall mean a security that is represented by a certificate.

b) "Custody Account" shall mean each Securities custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.

c) "Entitlement Holder" shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

d) "Financial Asset" shall mean, as the context requires, either the asset itself or the means by which a person's claim to it is evidenced, including a Certificated Security or Uncertificated Security, a security certificate, or a Securities Entitlement. Financial Assets shall not include cash.

e) "Securities" shall mean stocks, bonds, rights, warrants and other negotiable and non-negotiable paper whether issued as Certificated Securities or Uncertificated Securities and commonly traded or dealt in on securities exchanges or financial markets, and other obligations of an issuer, or shares, participations and interests in an issuer recognized in an area in which it is issued or dealt in as a medium for investment and any other property as shall be acceptable to Bank for the Custody Account.

f) "Securities Entitlement" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of the Uniform Commercial Code.

g) "Securities Intermediary" shall mean Bank, a Subcustodian, a securities depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

h) "Uncertificated Security" shall mean a security that is not represented by a certificate.

i) "Uniform Commercial Code" shall mean Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

                           J.P. MORGAN INSTITUTIONAL FUNDS


                           By:____________________________________________
                           Title:   David Wezdenko, President
                           Date:    September 7, 2001


                           THE CHASE MANHATTAN BANK



                           By:____________________________________________
                           Title:
                           Date:

STATE OF NEW YORK          )
                           :  ss.
COUNTY OF NEW YORK         )


         On this 7th day of September, 2001, before me personally came David Wezdenko, to me known, who being by me duly sworn, did depose and say that he
resides           in            , that he is President of the entity described
in and which executed the foregoing instrument; that he knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.


                                 --------------------------
                                 David Wezdenko

Sworn to before me this 7th day

of September, 2001.

-------------------------
            Notary

STATE OF NEW YORK          )
                           :  ss.
COUNTY OF NEW YORK         )


         On this   day of            , 2001, before me personally came        ,
to me known, who being by me duly sworn, did depose and say that he/she
resides in          at               ; that he/she is a Vice President of THE
CHASE MANHATTAN BANK, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.




Sworn to before me this

day of                 , 2001 .
       ----------------

Notary

              Investment Company Rider to Global Custody Agreement
                      Between The Chase Manhattan Bank and
                         J.P. MORGAN INSTITUTIONAL FUNDS
                           effective September 7, 2001

The following modifications are made to the Agreement:

         A.  Add a new Section 16 to the Agreement as follows:

         "16.  COMPLIANCE WITH SEC RULE 17F-5 & RULE 17F-7

         (a) Customer's board of directors (or equivalent body) (hereinafter `Board') hereby delegates to Bank, and, Bank hereby accepts the delegation to it, of the obligation to perform as Customer's `Foreign Custody Manager' (as that term is defined in Securities and Exchange Commission ("SEC") rule 17f-5(a)(2) as promulgated under the Investment Company Act of 1940, as amended ("1940 Act")), for the purposes of (i) selecting Eligible Foreign Custodians (as that term is defined in SEC rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been made exempt pursuant to an SEC exemptive order) to hold Financial Assets and Cash; (ii) evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC rule 17f-5(c)(2)); and (iii) complying with the responsibilities under Rule 17f-7 of the Primary Custodian ( as defined in such Rule). Anything in this Agreement not withstanding, the Bank in no event shall be deemed to have selected any Eligible Securities Depository (as defined in 17f-7) the use of which is mandatory by law or regulation.

         (b) In connection with the foregoing, Bank shall:

         (i) provide written reports notifying Customer's Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians), but in all cases prior to the effective date of such material change;

         (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of Financial Assets and Cash would exercise;

         (iii) in selecting an Eligible Foreign Custodian, first have determined that Financial Assets and Cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Financial Assets and Cash, including, without limitation, those factors set forth in SEC rule 17f-5(c)(1)(i)-(iv);

         (iv) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Financial Assets and Cash based on the standards applicable to custodians in the relevant market and that such contract comply with Rule 17f-5(c)(2)(i)(A)-(F).

         (v) have established a system to monitor the continued appropriateness of maintaining Financial Assets and Cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Financial Assets and Cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Financial Assets and Cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Financial Assets and Cash on behalf of Customer with Eligible Foreign Custodians pursuant to written contract which complies with Rule 17f-5(c)(2) and deemed appropriate by the bank.

         (c) Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the Financial Assets and Cash being placed and maintained in Bank's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain Financial Assets and Cash in each country in which Customer's Financial Assets and Cash shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure), prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Financial Assets and Cash held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

         (d) Bank shall provide to Customer an analysis of the custody risks associated with maintaining assets with Eligible Securities Depository. Bank shall monitor the custody risks associated with maintaining assets with the Eligible Securities Depository on a continuing basis, and promptly notify the Customer of any material change in these risks. Customer hereby acknowledges that: (i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information unless the Bank knows or should have known such information is inaccurate or incomplete.

         B. Add the following after the first sentence of Section 3 of the
Agreement: "At the request of Customer, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity."

         C. Add the following language to the end of Section 3 of the Agreement:

"The term Subcustodian as used herein shall mean the following:

         (a) a `U.S. Bank,' which shall mean a U.S. bank as defined in SEC rule 17f-5(a)(7);

         (b) an `Eligible Foreign Custodian,' which shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; and (iii) any other entity
         (other than an Eligible Securities

         Depository) that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

For purposes of clarity, it is agreed that as used in Section 12(a)(i), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager or any Eligible Securities Depository."

                                  Appendix 1-A

                        ELIGIBLE SECURITIES DEPOSITORIES

                                  Appendix 1-B

                       INFORMATION REGARDING COUNTRY RISK


         1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and Cash into a country the following information (check items applicable):

         A        Opinions of local counsel concerning:

___      i.       Whether applicable foreign law would restrict the access
                  afforded Customer's independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___      ii.      Whether applicable foreign law would restrict the Customer's ability to recover its Financial Assets and Cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

___      iii.     Whether applicable foreign law would restrict the Customer's ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

         B.       Written information concerning:

___      i.       The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer's Financial Assets and Cash.

___      ii.      Whether difficulties in converting Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.]

         C.       A market report with respect to the following topics:

         (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

         2. To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

         Market flashes, including with respect to changes in the information in market reports.

                           GLOBAL PROXY SERVICE RIDER
                           To Global Custody Agreement
                                     Between
                            THE CHASE MANHATTAN BANK
                                       AND
                         J.P. MORGAN INSTITUTIONAL FUNDS
                             Dated September 7, 2001

1. Global Proxy Services ("Proxy Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. Proxy Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer Instructions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4. Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Proxy Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Proxy Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting;
         (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or (vi) held in a margin or collateral account.

6. Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (E.G., a net yes or no vote given the voting instructions received from all customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for Proxy Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Proxy Services shall be furnished to Bank in accordance with Section 10 of the Agreement. Proxy Services fees shall be as set forth in Section 13 of the Agreement or as separately agreed.

                       SPECIAL TERMS AND CONDITIONS RIDER

                                           GLOBAL CUSTODY AGREEMENT

                                           WITH J.P. MORGAN INSTITUTIONAL FUNDS

                                           DATE September 7, 2001

                                  DOMESTIC ONLY
                       SPECIAL TERMS AND CONDITIONS RIDER


DOMESTIC CORPORATE ACTIONS AND PROXIES

With respect to domestic U.S. and Canadian Financial Assets (the latter if held in DTC), the following provisions shall apply rather than the provisions of
Section 8 of the Agreement and the Global Proxy Service rider:

         Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.

FEES

The fees referenced in Section 13 hereof cover only domestic and euro-dollar holdings. There shall be no Schedule A hereto, as there are no foreign assets in the Accounts.

                               DOMESTIC AND GLOBAL
                       SPECIAL TERMS AND CONDITIONS RIDER


DOMESTIC CORPORATE ACTIONS AND PROXIES

With respect to domestic U.S. and Canadian Financial Assets (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

         Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.

                            The Chase Manhattan Bank
                            Global Investor Services
                          ADDENDUM TO FEE SCHEDULE FOR
                         J.P. MORGAN INSTITUTIONAL FUNDS

                              Effective September 7, 2001


FUND ACCOUNTING FEE

In addition to the standard fund accounting charge of $45,000, and the standard multiclass charge of $6,000 per class (after the initial class), there will be a charge of $40,000 ($20,000 for the second and third sectors of this fund).

Signed, for and on behalf of                Signed, for and on behalf of
The Chase Manhattan Bank                    J.P. MORGAN INSTITUTIONAL FUNDS

------------------------                    ------------------------

Date:  ___________________                  Date:  ___________________

Fee Schedule for J.P. MORGAN INSTITUTIONAL FUNDS and Chase Funds, continued page 2


DOMESTIC CUSTODY FEES                       DOMESTIC TRANSACTION FEES
1 basis point on the first $250MM           DTC       $8.00 per transaction* /$5.00 automated
..75 basis points on the next $250MM         PTC/FBE   $8.00 per transaction* /$6.00 automated
..50 basis points on the remainder           Physical  $15.00 per transaction
                                            Income Collection  $10.00 per transaction
                                            Wire Charges (outbound only) $5.00 per wire

FUND ACCOUNTING FEES

BASE FUND ACCOUNTING:  $45,000 per single class fund per year
MULTICLASS ACCOUNTING FEE: $6,000 per additional class (after A) per year PRICE QUOTES FEE: $.50 per quote per day

This fee schedule will be in effect for a period of 2 years. New markets added, or additional services required that are not included in this schedule will be negotiated separately and added to this schedule as the need arises.

Agreed to on the 7th day of
September, 2001

J.P. MORGAN INSTITUTIONAL FUNDS             The Chase Manhattan Bank


-------------------------                   -------------------------
David Wezdenko                              By:
President                                   Name:
                                            Title:

                       SCHEDULE C (FUND ACCOUNTING RIDER)




         Pursuant to Article 8, the Bank agrees to perform the following duties in accordance with the requirements of the Portfolio's Registration Statement, the 1940 Act, applicable Internal Revenue Service ("IRS") regulations, and procedures as may be agreed upon from time to time, including without limitation those set forth in the Service Level Agreement pertaining to the Customer to which the Bank is a party. In all instances, the Bank agrees to perform such services in accordance with the highest industry standards and best practices, which may include those enumerated in the Audits of Investment Companies Audit and Accounting Guide, as in effect from time to time. Where appropriate, the Bank agrees to keep all records on a Portfolio class-by-class basis. The Bank agrees to:

(a) keep and maintain the books and records of each Portfolio pursuant to Rule 31a-1 under the 1940 Act, other than those to be maintained by the Customer's transfer agent, including the following:

         (i) journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of said Rule;

         (ii) general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of said Rule;

         (iii) separate ledger accounts required by subsections (b)(2)(ii) and (iii) of said Rule; and

         (iv) a monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of said Rule.

(b)      perform the following accounting services daily for each Portfolio:

         (i)      calculate the net asset value per share;

         (ii) obtain security prices from independent pricing services, or if such quotes are unavailable, obtain such prices from each Portfolio's investment adviser or its designee, as approved by the Customer's Board;

         (iii)    provide exception, stale and halted price reporting to Morgan;

          (iv) verify and reconcile with the Bank's custody records all daily trade activity;

         (v) compute, as appropriate, each Portfolio's net income and capital gains, dividend payables, dividend factors, 7-day yields, 7-day effective yields, 30-day yields, weighted average portfolio maturity and such other agreed-upon rates and yields;

         (vi) review daily the net asset value calculation and dividend factor (if any) for each Portfolio, check and confirm the net asset values and dividend factors for reasonableness and deviations against agreed-upon benchmarks and tolerance levels;

         (vii) distribute net asset values and yields to NASDAQ, the Transfer Agent, the Customer's administrator and such other third parties as are agreed upon;

         (viii) report to the Customer, at least weekly, about the daily market pricing of securities in any money market Customers, with the comparison to the amortized cost basis;

         (ix) determine unrealized appreciation and depreciation on securities held in variable net asset value Portfolios;

         (x) record all corporate actions affecting securities held by each Portfolio, including dividends, stock splits and recapitalizations;

         (xi) amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Customer;

         (xii) record and reconcile with the Transfer Agent all capital stock activity;

         (xiii) update Customer accounting system to reflect rate changes on variable interest rate instruments;

         (xiv)    post Portfolio transactions to appropriate categories;

         (xv) accrue expenses of each Portfolio according to instructions received from the Customer's administrator;

         (xvi)    calculate book capital account balances;

         (xvii)   maintain tax books and records;

         (xviii) prepare capital allocation reports in accordance with Regulation 1.704-3(e)(3) (special aggregation rule for securities partnerships) under the U.S. Internal Revenue Code, based upon tax adjustments supplied by the Portfolio's administrator;

         (xix) determine the outstanding receivables and payables for all (1) security trades, (2) Portfolio share transactions and (3) income and expense accounts;

         (xx) provide accounting reports in connection with the Customer's regular annual audit and other audits and examinations by regulatory agencies;

         (xxi) advise the Customer and Morgan daily of the amount of any overdraft and the circumstances giving rise to each such overdraft; and

         (xxii) provide such periodic reports as the Customer shall reasonably request.

    In connection with the provision of these services, the Bank agrees:

(a) to maintain, in a format acceptable to the Customer, documents in accordance with the applicable provisions of Rule 31a-2 of the 1940 Act, and with requirements of other applicable domestic regulators, such as the IRS. The Bank agrees to make such documents available upon reasonable request for inspection by officers, employees and auditors of the Customer during the Bank's normal business hours.

(b) that all records maintained and preserved by the Bank pursuant to this Agreement which the Portfolio is required to maintain and preserve shall be and remain the property of the Portfolio and shall be surrendered to the Portfolio promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of the Portfolio, the Bank shall provide, in the form reasonably requested by the Customer, any records included in any such delivery, and the Customer shall reimburse the Bank for its expenses of providing such records in such form;

(c) to make reasonable efforts to determine (i) the taxable nature of any distribution or amount received by or deemed received by, or payable to the Portfolio; (ii) the taxable nature or effect on the Portfolio or its shareholders of any corporate actions, class actions, tax reclaims, tax reCustomers, or similar events; (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable, or deemed paid by the Portfolio to its shareholders; or (iv) the effect under any federal, state or foreign income tax laws of the Portfolio making or not making any distribution or dividend payment or any election with respect thereto, in each case subject to review by the Customer or a designee of the Customer, subject to the following: (w) with respect to determinations contemplated by this clause (c) that a Prudent Customer Accountant would reasonably consider to be, and that the Bank considers to be, non-routine in nature, the Bank may seek in writing the approval or authorization of the Customer or a designee of the Customer and shall not be required to act in respect of any such determination (as to which a written request for approval or authorization shall have been made) without such approval or authorization; (x) the Bank need not make any such accrual, unless and until such accrual has been approved and authorized by the Customer or its designee; (y) the Customer shall, or shall cause its designee, to provide such approval and authorization, or approval and authorization of different determinations(s), promptly; and (z) provided the Bank has made the reasonable efforts described in this clause (c) and thereafter has acted in accordance with the approvals and authorizations of the Customer or its designee, the Bank shall have no liability for any such accrual if it otherwise, in performing its services hereunder, is not in breach of this Agreement. The Bank shall accrue for these actions appropriately; and

(d) to provide such records and assistance, including office space within the Bank's premises, to the Customer's independent accountants in connection with the services such accountants provide to the Customer, as such accountants shall reasonably request.

The parties further agree as follows with respect to the provision of services pursuant to this Schedule C:

(a) The Bank may provide services similar or identical to those covered in this Schedule C to other corporations, associations or entities of any kind. Any and all operational procedures, techniques and devices developed by the Bank in connection with the performance of its duties and obligations under this Schedule C, including those developed in conjunction with the Customer (other than those for which the Customer has paid the Bank in whole or in part to develop), shall be and remain the Bank's property, and the Bank shall be free to employ such procedures, techniques and devices in conjunction with the performance of any other contract with any other person, whether or not the provisions of such contract are similar or identical to this provision of this Schedule C.

(b) The Bank may rely on the Customer's then currently effective Prospectus, and the Customer shall promptly advise the Bank of any amendments thereto and provide copies of such amendments to the Bank.

(c) Both the Bank and the Customer or its designee shall use reasonable efforts to identify any changes in domestic and foreign laws and regulations applicable to the Bank's providing of services under this Schedule C, each shall promptly advise the other of any changes it identifies, and upon any such identification the Customer and the Bank shall agree on any reasonable alteration to the services to be provided by the Bank under this Schedule C.

(d) The Customer or its designee shall (i) furnish promptly to the Bank (and the Bank may rely upon) the amounts of, or written formulas or methodologies to be used by the Bank to calculate the amounts of, Customer liabilities and (ii) specify the timing for accruals of such liabilities. The Bank shall request such additional information as it deems reasonably necessary for it to perform its services under this Schedule C.

(e) The Bank shall not be required to include as Customer liabilities and expenses, nor use in its calculations hereunder, including, without limitation, as a reduction of net asset value, any accrual for any U.S. federal or state income taxes, unless and until the Customer or its designee shall have specified to the Bank the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. The Bank agrees to include as a Customer liability proper accruals for foreign taxes, unless, after being advised of the amount and the basis for the accrual, the Customer by Proper Instructions directs the Bank not to do so.

(f) The Customer or its designee shall furnish to the Bank, and the Bank may rely upon, the following types of information (and explanations thereof): (i) the Customer's tax basis in debt obligations acquired by the Customer before the Bank's becoming Bank hereunder, the dates of such acquisitions, and the amount of premium previously amortized and the discount previously included in income, (ii) the amounts credited to any capital accounts, (iii) the amount of any reserves, and (iv) similar information which is required by the Bank for performing the services and is neither possessed by the Bank as Bank nor available from a third party.

(g) References to corporate actions in clause (b)(x) are limited to corporate actions of which the Bank has or is deemed to have knowledge under Section 2.2.

(h) The Bank shall not be responsible for, and shall not incur any loss or liability with respect to: any errors or omissions in information supplied by the Customer or its designee that the Bank has reviewed and has concluded is free of manifest error; any improper use by the Customer, its designees, agents, distributor or investment adviser of any valuations or computations supplied by the Bank under this Agreement; any valuations of securities supplied by the Customer or an independent pricing service approved by the Customer's Board, provided that, with respect to such valuations, the Bank has otherwise complied with this Schedule C, has reviewed the valuations and has concluded they are free of manifest error; any tax determination authorized and approved by the Customer or its designee that the Bank has reviewed and has concluded is free of manifest error; or any changes in U.S. law or regulations applicable to the Bank's performance not identified by the Bank's use of reasonable efforts which are not identified to the Bank by the Customer.